Exhibit 99.1

IN THE COURT OF CHANCERY FOR THE STATE OF DELAWARE

IN RE ADVENT TECHNOLOGIES HOLDINGS, INC.	) ) )	C.A. No. 2023-_______

VERIFIED PETITION FOR RELIEF UNDER 8 DEL. C. § 205

Petitioner Advent Technologies Holdings, Inc. (“Advent” or the “Company”) brings this petition (the “Petition”) for relief under Section 205 of the Delaware General Corporation Law (the “DGCL”):

NATURE OF THE ACTION

1. This is another Petition for relief under Section 205 relating to a de-SPAC transaction. The Company seeks to validate a Second Amended and Restated Certificate of Incorporation that it filed in Delaware on February 4, 2021 (the “Charter”) and to validate the securities issued in reliance thereon. Ex. A.

2. As a comparison to similar petitions the Court has addressed:

a.	No Class Vote Was Obtained. The Company did not obtain a separate class vote of its Class A Common Stock to adopt the Charter, even though the Charter increased the number of shares of Class A Common Stock authorized for issuance.

b.	No Overissued Shares To Date. The Company has not issued shares in excess of the share limit in its predecessor certificate of incorporation (the “Old Charter”). This petition nevertheless seeks to validate the securities issued in reliance on the Charter, to confirm that the stock (and securities convertible into stock) that have been issued since effecting the Charter have the attributes provided in the Charter.

c.	Remaining Issue With The Headroom To Issue New Shares. The Old Charter authorized for issuance 100 million shares of common stock.

The Charter created the headroom to issue an additional ten million shares. The Company intends to raise needed financing by issuing shares, possibly as soon as next month. Depending on the market price of its stock at that time, the Company may need to issue part of the ten million shares created by the Charter.

d.	Prompt Relief Is Necessary. Because the Company’s stock is not currently overissued, the Company could in theory seek a Section 204 ratification. However, that process would take too much time. The Company’s auditor may require a Section 205 validation order before approving the Company’s Form 10-K annual report due at the end of this month. In addition, as mentioned above, the Company may need the additional headroom provided by the Charter to raise financing, through stock issuances commencing as soon as next month. The Company wishes to resolve the uncertainty about the Charter to ensure its annual report may be filed in a timely manner and to issue shares to raise financing.

BACKGROUND

3. SPAC Formation. The Company was incorporated on June 18, 2018. It filed an amended and restated certificate of incorporation on November 15, 2018, and twice amended that document, on May 19, 2020 and October 16, 2020. The second amended and restated charter (as twice amended) is the “Old Charter” that was in effect at the time the Company sought stockholder approval of the current Charter. See Ex. B.

4. Business Combination. The Company entered into a business combination (the “Business Combination”) to acquire a private company referenced herein as “Private Advent.”1 The Business Combination resulted in the Company becoming an advanced materials and technology development company operating in the fuel cell and hydrogen technology space.

5. Charter Amendments. Relevant to this Petition, the Charter re- designated its “Class A Common Stock” as “Common Stock” and increased the authorized number of shares of this class of stock. The Old Charter authorized 100 million shares of Class A Common Stock, and the Charter authorizes 110 million shares of Common Stock. Unlike other de-SPAC petitions, the Charter did not effect an amendment to “opt out” of the class vote provided by Section 242(b) of the DGCL. This means that, even after the Charter was approved, additional share increases to the Common Stock require a class vote of the Common Stock.2

[1]	A wholly-owned subsidiary of the Company merged into Private Advent, making Private Advent a wholly-owned subsidiary of the Company.

[2]	The Charter only provides an “opt out” for changes to the authorized number of shares of Preferred Stock, and no Preferred Stock is outstanding.

6. Voting Standard Disclosed to Stockholders. The proxy materials used to solicit Company stockholder approval of the Business Combination and the Charter stated that the Charter required approval by “the affirmative vote of a majority of the issued and outstanding shares of AMCI Common Stock [defined in the proxy materials as the Class A Common Stock and Class B Common Stock then outstanding],”3 which the Company believed to be the correct standard.

7. Stockholder Adoption and Votes Obtained. At a special meeting held on February 2, 2021, the Charter Proposal was approved by a majority of the Class A Common Stock and Class B Common Stock, voting as a single class, but was not approved by a majority of the Class A Common Stock, voting as a separate class.4 Because this approval satisfied the voting standards described in the proxy materials, and which the Company believed to be the correct standard, the Company caused the Charter to be filed with the Office of the Secretary of State of the State of Delaware.

[3]	Ex. C at 10. Exhibit C is an excerpt of the proxy materials distributed to Company stockholders in connection with the de-SPAC. The entire document is available at: https://www.sec.gov/Archives/edgar/data/1744494/000114036121001549/nt 10016622x9_424b3.htm

[4]	The amendments enacted by the Charter were divided into several proposals, but none of them expressly addressed the number of shares of Common Stock authorized for issuance. The following results are based on the proposal that received the greatest number of “for” votes. Out of a total of 9,061,136 shares of Class A Common Stock entitled to vote, the holders of 2,654,002 shares voted “for” the adoption of the Charter (less than 30%). The holders of all of the 5,513,019 shares of Class B Common Stock outstanding voted in favor of the adoption of the Charter.

8. Issues Related to the Boxed Decision. The shares of Class A Common Stock and Class B Common Stock were authorized in Section 4.1 of the Old Charter, using substantially the same words as the charter at issue in the Court of Chancery’s decision in Garfield v. Boxed.5 It is therefore unclear whether the Class A Common Stock should have been considered a separate class for purposes of the DGCL. If so considered, there was no “opt out” in the Old Charter to the class voting requirement for share increases set forth in Section 242(b)(2) of the DGCL. Accordingly, a class vote of the Class A Common Stock might have been required under Boxed but was neither sought nor obtained.

9. Common Stock Authorized For Issuance. The Old Charter authorized 100 million shares of Class A Common Stock. The Charter re-named the Class A Common Stock as Common Stock and authorized the issuance of an additional ten million shares.

10. Share Issuances. To date, the Company has neither issued, nor reserved for issuance, shares in excess of the Old Charter’s 100 million authorized number. However, the Company wishes to raise money over the next few months by issuing additional shares of stock. Depending on the market price of its stock, the Company may need to rely on part of the 10 million shares of “headroom” created by the Charter to issue shares and raise equity financing. Based on totals as of the end of last year, the total number of issued shares of Common Stock issued is 51,717,720 shares, and an additional 33,285,449 shares are reserved for issuance to satisfy the conversion or exercise of outstanding warrants, rights and options, meaning a total of 85,003,169 shares of the 100 million authorized by the Old Charter are not available for new issuances.

[5]	2022 WL 17959766 (Del. Ch. Dec. 27, 2022).

CONSIDERATIONS WARRANTING RELIEF UNDER SECTION 205

11. Recourse Available to the Company. The Company could in theory ratify the Charter pursuant to Section 204 of the DGCL, but not in the time frame necessary to resolve the uncertainty created by the Charter and to raise funds.

a.	The Company’s auditor has not confirmed what processes are necessary to address the issue raised by the Charter and to finalize the Company’s financials by the time it wishes to file its Form 10-K annual report by the end of this month. Given the position taken by other accounting firms, the Company has concerns that its auditor will require a Section 205 validation order.

b.	The Company may need the additional ten million shares created by the Charter available for issuance as soon as the month of April. Allowing lead time to prepare and mail proxy materials, the Company could not obtain a vote on the ratification any sooner than the middle of May. Following stockholder approval, the Company would need to file a certificate of validation, and up to two months could elapse before the Office of the Secretary of State of the State of Delaware issues a certified copy of the validation, acknowledging acceptance of the filing.

c.	Notably, the Company intends to seek stockholder approval of an increase in its number of shares of Common Stock authorized for issuance, above the 110 million authorized by the Charter. However, that vote is planned to occur at the Company’s annual meeting to be scheduled on or about June 7, 2023, consistent with the schedule for the meeting last year, which was held on June 8, 2022. As noted above, the Company may need the headroom created by the Charter before the annual meeting. In addition, before it solicits votes to increase the number of authorized shares, the Company wishes to disclose with certainty the total number of shares currently authorized, to ensure accurate disclosure to stockholders and to avoid any questions about the future share increase.

12. The Company filed the Charter with the belief that it had been approved in accordance with the DGCL.

a.	Based upon information provided by the Company’s counsel, and as noted in this Court’s opinion regarding the Lordstown petition, many SPACs read their charters as creating separate series of common stock, rather than separate classes of common stock.

b.	In the transaction documents for the Business Combination, the Company (as the pre-Business Combination SPAC) made representations and warranties to Private Advent that the merger consideration to be issued to the stockholders of Private Advent (i.e., the stock with the rights set forth in the Charter) would be duly and validly issued, fully paid and nonassessable, which would require the combined vote of the Class A Common Stock and Class B Common Stock to approve the Charter. The SPAC counsel issued an opinion with the S-4 registration statement concerning the de-SPAC that the shares issued to stockholders will be validly issued, fully paid and non- assessable.

c.	The SPAC management team was replaced with the Private Advent management team in connection with the Business Combination. The current management team was not ultimately responsible for ensuring the required stockholder votes had been obtained.

13. The Company and third parties have treated the Charter as valid. The Private Advent stockholders relied on the validity of the Charter because it set forth the terms of the securities that they received as a result of the Business Combination. These terms included the headroom to authorize up to 110 million shares of Common Stock. The additional ten million shares of headroom are part of the Company’s business plan for raising funds to finance its operations.

14. Harm resulting from no Validation. The Company will be harmed if it cannot ensure the required approvals of its auditor to file its annual report and if the Company needs the headroom created by the Charter to raise financing in the near term.

15. Harm resulting from Validation. The Company is not aware of any harm that will result from the validation of the Charter. Instead, the validation of the Charter will place the Company and its security holders in the position they have always thought they were in vis-à-vis the Charter and the Company’s capitalization table. Indeed, unlike some other SPACs, before the closing of the Business Combination the Company never received a single demand letter complaining about the proper stockholder vote necessary to approve any components of the Business Combination.

16. For all of these reasons, the Company respectfully requests the relief it seeks here pursuant to Section 205.

COUNT ONE

(Validation of the Amendment Under 8 Del. C. § 205)

17. The Company repeats and reiterates the allegations above as if set forth fully herein.

18. Because of the potential defects described above, there is uncertainty as to the validity of the Charter, which is a potentially defective corporate act.

19. This Court has the authority under Section 205(a)(4) to determine the validity of any corporate act, which includes the filing and effectiveness of the Charter.

20. The Company lacks the ability to ratify the Charter under Section 204 in a timely fashion.

21. The Company effected the Charter with a good faith belief that it was validly approved by the stockholders of the Company.

22. The Company has treated the Charter as valid.

23. On information and belief, following the public disclosure of the voting results of the special meeting called to approve the Business Combination and the filing of the Charter, market participants and other third parties, including purchasers of shares of Class A Common Stock and other securityholders, have relied on the validity of the Charter, and no persons would be harmed by the validation thereof.

24. The Company and its stockholders will be irreparably harmed absent relief from this Court.

25. The Company has no adequate remedy at law.

COUNT TWO

(Validation of Issuances of Securities Under 8 Del. C. § 205)

26. The Company repeats and reiterates the allegations above as if set forth fully herein.

27. Because of the potential defects described above, there is uncertainty as to the validity of the Charter, which is a potentially defective corporate act, and there may be questions as to the shares of capital stock, and securities convertible into or exercisable for capital stock thereunder, which are intended to have the attributes provided in the Charter.

28. This Court has the authority under Section 205(a)(4) to determine the validity of any “stock, rights or options to acquire stock.”

29. The Company lacks the ability to ratify these issuances in a timely fashion.

30. As stated above, the Company has treated the Charter as valid, and has issued securities in reliance thereon.

31. On information and belief, purchasers and recipients of the securities relied on the validity of such securities, and no persons would be harmed by the validation of the issuances thereof.

32. The Company and its stockholders will be irreparably harmed absent relief from this Court.

33. The Company has no adequate remedy at law.

PRAYER FOR RELIEF

WHEREFORE, the Company respectfully requests that this Court enter a proposed Final Order Granting Relief Under 8 Del. C. § 205 in the form attached hereto:

A.	Validating and declaring effective the Charter, retroactive to the date of its filing with the Office of the Secretary of State of the State of Delaware on February 4, 2021, and all amendments effected thereby;

B.	Validating and declaring effective the securities (and the issuance of the securities) described herein and any other securities issued in reliance on the validity of the Charter; and

C.	Granting such other and further relief as this Court deems proper.

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Kevin M. Coen
Kevin M. Coen (#4775)
1201 N. Market Street
Wilmington, DE 19801
(302) 658-9200

Attorneys for Petitioner Advent Technologies Holdings, Inc.

March 6, 2023

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